FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA
CANARGO ANNOUNCES A FURTHER EXTENSION OF THE EXPIRATION TIMES OF ITS RIGHTS OFFERING
October 20, 2008 – Guernsey, Channel Islands – CanArgo Energy Corporation (OSE:CNR; AMEX:CNR) (“CanArgo” or the “Company”) announced today that it has determined to extend the scheduled expiration dates and times of the Rights Offering as follows:
1	The Rights Offering expiration dates have been extended from 4:00 p.m., U.S. Eastern time on October 31, 2008, the scheduled U.S. Expiration Time, until 4:00 p.m., U.S. Eastern time on November 21, 2008, and from 5:30 p.m., CET, on October 21, 2008, the scheduled Norwegian Expiration Time, until 5:30 p.m., CET, on November 11, 2008.

2	The expiration of trading in the Rights has been extended on the AMEX from 4:00 p.m., U.S. Eastern time on October 30, 2008 until 4:00 p.m., U.S. Eastern time on November 20, 2008 and on the OSE from 5:30 p.m., CET, on October 21, 2008, until 5:30 p.m., CET, on November 11, 2008;

3	The expiration of withdrawal rights in the U.S. has been extended from 5:30 p.m., U.S. Eastern time on October 30, 2008 until 5:30 p.m., U.S. Eastern time on November 20, 2008;

4	Beneficial owners resident in the U.S. exercising or selling their Rights should complete and deliver to their broker, custodian bank or other nominee their Beneficial Owner Election Form or other similar form furnished to them by their broker, custodian bank or other nominee well in advance of 5:00 p.m., U.S. Eastern time, on November 20, 2008, the last business day prior to the scheduled November 21, 2008 amended U.S. Expiration Time of this Rights Offering, such that such form will be received by the Computershare (the “U.S. Subscription Agent”) by 5:00 p.m., U.S. Eastern time, on November 20, 2008. Since the Rights Offering in the U.S. was extended to November 21, 2008, if a record holder of a Subscription Rights Certificate wishes to sell his Rights through U.S. Subscription Agent, he must deliver his properly completed and executed Subscription Rights Certificate, with appropriate instructions, to the U.S. Subscription Agent, who will only facilitate subdivisions, transfers or direct sales (other than on the AMEX) of Rights until 5:00 p.m. U.S. Eastern time, on November 18, 2008, three business days prior to the scheduled November 21, 2008 amended U.S. expiration date of this Rights Offering; and
5	Beneficial owners who hold their Rights or Shares in the DTC or VPS Systems should contact the U.S. Subscription Agent at (800) 962-4284 or the Norwegian Subscription Agent at +47 22 01 63 00, respectively, if they have questions or for further details.
Each of the underwriters to the Rights Offering has agreed to such extension. The underwriters have previously advised the Company that, in light of current market conditions, they are unable or unwilling, or may be unable or unwilling, to fulfill their underwriting obligations.
The extension of the expiration times of the Rights Offering will enable the Company (1) to continue discussions with the Standby Underwriters and (2) to advance discussions which it has commenced with other parties who have expressed an interest in providing alternative underwriting of the Rights Offering. In the meantime, and particularly in view of the scheduled expiration time concerning the VPS Subscription Rights, the Company has determined a further extension of the Subscription Period in the Rights Offering. According to the Norwegian Prospectus section 5.4 an announcement concerning an extension of the subscription period shall contain an update of the relevant dates in respect of the VPS Subscription Rights. See below for such update.
The VPS Subscription Rights may after the extension be transferred or assigned until 11 November 2008 at 17:30 CET.
The VPS Subscription Rights will after the extension be traded on Oslo Børs under the ticker symbol “CNR T” until 11 November 2008 at 17:30 CET. Settlement for the sale of VPS Subscription Rights will still follow normal T+3 cash settlement procedures.
The VPS Subscription Rights may after the extension be exercised until 11 November 2008 at 17:30 CET.
Subscriptions on the basis of VPS Subscription Rights must be made on the Subscription Form attached to the Prospectus as appendix 7. Properly completed Subscription Forms must be received by the Manager no later than 11 November 2008 at 17:30 CET.
After the expiration time on 11 November 2008, unexercised VPS Subscription Rights will expire and have no value.
A description of the results of the Rights Offering will be made public by stock exchange notice on www.newsweb.no on or about 1 December 2008.
Payment for subscribed New Shares shall be made in USD to the following bank account held by the Manager:
Bank: DnB NOR Bank ASA

SWIFT: DNBANOKK
A/C Glitnir Securities AS
USD A/C No: 7012.04.41939
Payment of the exact subscription amount must be received on the above bank account by the close of business on 14 November 2008.
Delivery of the allocated New Shares is, following the second extension, expected to take place on or about 3 December 2008. The New Shares issued on the basis of exercised VPS Subscription Rights will be credited to the respective VPS accounts of the relevant subscribers.
The New Shares issued on the basis of VPS Subscription Rights will be listed on Oslo Børs under the ticker symbol CNR. The first day of trading of New Shares on Oslo Børs is, following the second extension, expected to be 3 December 2008.
The foregoing does not constitute an offer to sell or a solicitation of an offer to purchase any securities by the Company which offer can only be made pursuant to the registration statement filed pursuant to the Securities Act and in compliance with all other applicable securities laws and stock exchange rules and regulations.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbour provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
For more information please contact:
US and NORWAY
Eric Cameron
Gambit H&K AS

Tel: +47 96 62 55 94
Email: canargo@hillandknowlton.com